EXHIBIT 10.58

                                              PAGES WHERE CONFIDENTIAL TREATMENT
                                                    HAS BEEN GRANTED ARE STAMPED
                                              "CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                              FILED WITH THE COMMISSION PURSUANT
                                             TO A CONFIDENTIAL TREATMENT REQUEST
                                                THE APPROPRIATE SECTION HAS BEEN
                                          MARKED AT THE APPROPRIATE PLACE AND IN
                                                    THE MARGIN WITH A STAR (*)."


                     CCC PRODUCT SALE AND PURCHASE AGREEMENT


         THIS PRODUCT SALE AND PURCHASE AGREEMENT (the "Agreement") is made and entered into this day of , 1996, by and between WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership with offices at 13430 Northwest Freeway, Suite 1200, Houston, TX 77040-6095 (hereinafter referred to as "WPC"), and CHEVRON CHEMICAL COMPANY, a Delaware corporation with offices at 1301 McKinney Street, Houston, TX 77010 (hereinafter referred to as "CCC").

                                   WITNESSETH:

         WHEREAS, Chevron U.S.A. Inc. ("CUSA"), and NGC Corporation ("NGC"), have entered into certain agreements ( the "Merger Agreements") pursuant to which CUSA would contribute certain gas gathering, processing and other midstream assets and related liabilities of CUSA's Warren Petroleum Company division ("Warren") and natural gas business unit division to a corporation to be formed which NGC would then be merged into (the "Merger");

         WHEREAS, immediately subsequent to the Merger, the gas gathering, processing and other midstream assets and related liabilities of Warren will be transferred to WPC;

         WHEREAS, Warren previously sold to CCC and CCC purchased from Warren all of CCC's Product and, from time to time, Offspec Product needs and both CCC and WPC desire that such relationship continue; and

         WHEREAS, WPC has quantities of Products (as defined in Article I below) available for sale from certain of its facilities located in Mont Belvieu, Texas, that it desires to sell to CCC, and CCC desires to purchase such Products from WPC.

         NOW, THEREFORE, in consideration of the premises and for the mutual benefit of the parties as well as for other good and valuable consideration, WPC and CCC agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         1.1 As used in this Agreement, the following terms shall be given the following meanings:

         AFFILIATE shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person, if the specified Person owns 50% or more of the voting securities of such Person, or if 50% or more of the voting securities of the specified Person and such Person are under common control.

         ALTERNATE INDEX shall have the meaning specified in Section 5.2 hereinafter.

         ARBITRATION NOTICE shall have the meaning specified in Section 15.1(d) hereinafter.

         BANKRUPTCY EVENT shall mean the occurrence of one or more of the following events with respect to a Party: (A) the entry of a decree or order for relief against a Party by a court of competent jurisdiction in any involuntary case brought against a Party under any bankruptcy insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property, (C) the ordering of the winding up or liquidation of a Party's affairs, (D) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 Days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law),
         (E) the commencement by a Party of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (F) the consent by a Party to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property, or (G) the making by a Party of any general assignment for the benefit of its creditors.

         BARREL shall mean forty-two (42) U. S. Gallons.

         BASE RATE shall mean the lesser of (i) two percent (2%) above the per annum rate of interest announced from time to time as the "prime rate" for commercial loans by First

         National Bank of Chicago, as such "prime rate" may change from time to time, or (ii) the maximum applicable non-usurious rate of interest.

         BASE VOLUMES shall mean the minimum Daily volume of Products that CCC will agree to purchase and WPC will agree to sell and deliver each Month during each Delivery Period.

         BUSINESS DAY shall mean a Day on which Federal Reserve member banks in New York City are open for business.

         CCC'S FACILITIES shall mean CCC's Port Arthur chemical plant situated in Port Arthur, Texas, and Cedar Bayou chemical plant situated in Baytown, Texas.

         DAY OR DAILY shall mean a twenty-four (24) hour period commencing 7:00 a.m. local time and extending until 6:59 a.m. local time on the following Day.

         DELIVERY MONTH shall mean the Month in which Product(s) are to be delivered to CCC as provided herein.

         DELIVERY PERIOD shall mean a two Month period commencing on the first Day of January, March, May, July, September and November of each Year.

         DELIVERY POINT(S) shall have the meaning specified in Section 7.2 hereinafter.

         EFFECTIVE DATE shall mean __________________, 1996.

         EP MIX shall mean a liquid hydrocarbon stream containing a mixture of ethane and propane in the proportions of 80% ethane and 20% propane and other associated compounds which meets the specifications set forth in Exhibit "A".

         GALLON shall mean the unit of volume used for the purpose of measurement of liquid. One (1) U.S. liquid gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60 F) and at the vapor pressure of the liquid being measured.

         INVENTORY ACCOUNT shall have the meaning specified in Section 10.1 hereinafter.

         MONTH OR MONTHLY shall mean a period commencing at 7:00 a.m. local time on the first Day of a calendar month and extending until 6:59 a.m. local time on the first Day of the next succeeding calendar month.

         NATURAL GASOLINE shall mean a liquid hydrocarbon stream containing natural gasoline and other associated compounds which meets the specifications set forth in Exhibit "A".

         NEW TAXES shall mean any Taxes enacted and effective after the Effective Date, including that portion of any Taxes or New Taxes that constitutes an increase either in rate or breadth of coverage.

         NORMAL BUTANE shall mean normal butane which meets the specifications set forth in Exhibit "A".

         OFFSPEC PRODUCT shall have the meaning specified in Section 8.1 hereinafter.

         OTHER FEEDSTOCKS shall have the meaning specified in Section 4.4 hereinafter.

         PARTY shall mean individually either CCC or WPC (including their respective successors and permitted assigns); collectively, the "PARTIES."

         PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.

         PRODUCT shall mean EP Mix, Propane, Normal Butane and Natural Gasoline as defined herein.

         PROPANE shall mean a liquid hydrocarbon stream containing propane, incidental hydrocarbons and other associated compounds which meets the specifications set forth in Exhibit "A".

         REQUIRED INVENTORY shall have the meaning specified in Section 10.2 hereinafter.

         RENEGOTIATION NOTICE shall have the meaning specified in Section 5.3 hereinafter.

         STORAGE FACILITY shall mean the underground liquid hydrocarbon storage facility located in Mont Belvieu, Texas owned and operated by WPC and being the same storage facility previously owned and operated by Warren.

         TAXES shall mean any and all ad valorem, property, occupation, severance, production, extraction, first use, conservation, Btu or energy, gathering, transport, pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, environmental, and other taxes, governmental charges, duties, licenses, fees, permits and assessments.

         YEAR shall mean a period of twelve (12) consecutive Months commencing from the Effective Date.

         1.2 Other Definitions. Other terms may be defined elsewhere in the text of this Agreement and shall have the meanings indicated throughout this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 CCC hereby represents and warrants to WPC that on and as of the date hereof:

         (a) It is duly formed and validly existing and in good standing under the laws of the state or jurisdiction of formation, with all requisite corporate power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

         (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action;

         (c) It has all the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder;

         (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which CCC or its properties are bound or, to its knowledge, any material laws applicable to CCC; and

         (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditor's rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

         2.2 WPC hereby represents and warrants to CCC that on and as of the date hereof:

         (a) It is duly formed and validly existing under the laws of the state or jurisdiction of formation, with all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

         (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action;

         (c) It has all the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,

         (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which WPC or its properties are bound or, to its knowledge, any material laws applicable to WPC; and

         (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditor's rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                                   ARTICLE III
                                      TERM

                  3.1 Unless otherwise provided herein, this Agreement shall
* remain in full force and effect for a period of [REDACTED] from the Effective Date hereof and shall continue from year to year thereafter
* unless terminated by either Party hereto at the end of such [REDACTED] period or any yearly anniversary thereafter by giving the other Party at least two years advance written notice of its intention to so terminate.

         3.2 Notwithstanding Section 3.1 above, this Agreement may be terminated as follows:

         (a) By the non-defaulting Party, upon thirty (30) Days written notice to the other Party, after it has been determined through the alternative dispute resolution procedures of
                  Article XV that a Material Default has occurred in the performance of a Party's obligations hereunder (it being understood that, for purposes of the foregoing, "Material Default" shall mean that the arbitrators have determined that
                  (i) in consequence of such default, the objectives of this Agreement (as expressed in the Master Alliance Agreement of even date herewith by and among CCC, WPC and others) are not being met and (ii) the defaulting Party failed to take the steps necessary to accomplish such objectives);

         (b) In the event either Party is dissolved (unless the successor to such dissolved Party or its assets is an Affiliate of CCC or WPC) or;

         (c)      If a Bankruptcy Event occurs with respect to either Party.

                                   ARTICLE IV
                                    QUANTITY

         4.1 WPC agrees to sell to CCC, and CCC agrees to purchase from WPC on each day during the term hereof, the Base Volumes as determined and nominated by CCC in accordance with the procedures set forth in Article VI hereinafter. In addition, CCC further agrees to purchase from WPC and WPC agrees to use its best efforts to sell and deliver to CCC one hundred percent (100%) of CCC's Additional Volume needs. It is understood and agreed that all costs and expenses incurred by WPC in obtaining such Additional Volumes for sale and delivery to CCC in excess of such costs and expenses that are normally incurred by WPC in satisfying CCC's Base Volume needs shall be shared by WPC and CCC on an equal basis. Prior to incurring any such costs and expenses, WPC will advise CCC as to its estimate of such costs and will not incur such costs until approved by CCC. If CCC is unwilling to pay for its share of such costs, WPC shall be released from any obligation to supply such Additional Volumes to CCC.

         4.2 The Parties hereto recognize that currently, and without spending additional capital, CCC has no other method to obtain the supply of Product other than through WPC's equipment and facilities. The Parties further recognize that it is intended that WPC be CCC's sole supplier and a preferred customer of WPC. Accordingly, WPC agrees that it will advise CCC daily as to the availability of Products for sale and will work with CCC to manage CCC's Product supply needs.

         4.3 It is understood and agreed that certain Offspec Product(s) and/or other opportunistic chemical feedstocks ("Other Feedstocks") may, by mutual agreement of the parties, intentionally be sold and purchased hereunder. In such event, the price, specifications and terms of delivery for such Offspec Product(s) or Other Feedstocks shall be mutually agreed to by the parties prior to the delivery of same.

         4.4 The parties hereto recognize and acknowledge that during the term hereof it may be more economical to both CCC and WPC to import Products, Offspec Products and/or Other Feedstocks than to purchase same from the Mont Belvieu market. If such Products are purchased by WPC for resell to CCC, the price for such imported Products, Offspec Products and/or Other Feedstocks will be mutually agreed to by the parties prior to importing same. It is understood and agreed that nothing contained in this Article IV is intended to preclude CCC from obtaining supplies of Products, Offspec Products or Other Feedstocks from sources outside of the United States as long as the dock and/or other terminalling facilities owned by WPC or its Affiliates are used to off-load and/or receive such other Products, Offspec Products or Other Feedstocks at mutually agreeable rates that are fair and commercially reasonable.

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,


                                    ARTICLE V
                                      PRICE

                  5.1 Except as otherwise provided herein, CCC shall pay WPC for
* (i) the Base Volumes purchased hereunder, a price equal to [REDACTED] as quoted by the Oil Price Information Service ("OPIS") for Mont Belvieu, Texas (Non-TET), and (ii) any Additional Volumes purchased hereunder, a price mutually agreed to by the Parties, and if the
* Parties are unable to agree upon a price, a price equal to [REDACTED] as quoted by OPIS for Mont Belvieu, Texas (Non-TET) for the period of time (Days) during each Delivery Month such Additional Volumes are delivered to CCC. In addition to the foregoing, for all Products delivered hereunder (including the Base Volumes and the Additional Volumes), CCC shall pay to WPC a delivery fee (the "Delivery Fee")
* equal [REDACTED] per Barrel. For all purposes hereof, delivery of Products shall be deemed to occur at the point where title and risk of loss passes to CCC as provided herein.

         5.2 If for any reason the OPIS price for a particular Product should cease to be published, the parties agree promptly and in good faith to negotiate a mutually satisfactory alternate index or substitute methodology for calculating the Price for such Product (the "Alternate Index"). If, on or before thirty (30) Days after the index used to determine the Price ceases to be available, the parties are unable to agree on an Alternate Index or substitute methodology upon which to base the calculation of the Price, the parties shall submit such determination to the alternative dispute resolution procedures set forth in Article XV hereinafter, which alternative dispute resolution procedures will determine the Alternate Index. From the date on which the index price used to determine the Price for a particular Product ceases to be available until the Alternate Index is determined, the Price for such Product shall be the average of the Prices in effect (or that would have been in effect) during the twelve
(12) Months preceding the Month in which the index upon which the Price was based ceased to be available, which price shall be effective until the effective date of the Alternate Index determined as set forth in this Section 5.2. Upon the determination of an Alternate Index, the Price will be adjusted retroactively to the date on which the index upon which the Price previously was based ceased to be available.

* 5.3 Every [REDACTED] after the Effective Date of this Agreement, the parties shall have the option to open this Agreement solely for the purpose of renegotiating the pricing provisions hereof. To exercise such option, a party at least ninety (90) days before the expiration of such five (5) year period must provide to the other party written notification (the "Renegotiation Notice") of its desire to renegotiate the price for the Product sold and purchased hereunder. In any such renegotiations, the parties shall continue to recognize that the price for Product must reflect the prevailing market value of spot sales and purchases of Product(s) in Mont Belvieu, Texas. If, after negotiating in good faith for a period of ninety (90) days following the date of the Renegotiation Notice, the parties are unable to agree upon a mutually acceptable price for such Product(s), the matter shall be submitted to the alternative dispute resolution procedures as set forth in Article XV hereof. During the period while negotiations are ongoing until (i) a new price is agreed to or (ii) a new price is established by the alternative dispute resolution procedures as provided herein, the price for the Product(s) sold and purchased hereunder shall be determined in accordance with the pricing formula that was applicable immediately prior to the date of the Renegotiation Notice. If a new price is agreed to or is established through the alternative dispute resolution procedures as provided above, this Agreement shall be amended to reflect such new price.

         5.4 In the event conditions change such that this Agreement causes, or could reasonably be expected to cause, a material long term economic or operational hardship to either Party, upon the written request of either Party, CCC and WPC shall meet to renegotiate such burdensome terms and provisions so as to make them fair and equitable. Such renegotiations shall commence within thirty (30) days of the written request for such renegotiations. If the parties are unable to agree on new provisions to replace such burdensome terms and provisions within ninety (90) days of the non-requesting party's receipt of such written request, the matter shall be submitted to the alternative dispute resolution procedures set forth in Article XV hereof. It is understood and agreed that, unless mutually agreed to by the Parties, the rights granted in this Section 5.4 can only be used by a Party to commence good faith renegotiations once during each year during the term hereof. If new provisions are agreed upon under this Section 5.4, whether by renegotiation, mediation, arbitration or otherwise, such new provisions shall be effective as of, and shall, if necessary, be made retroactive to, the date on which the notice commencing renegotiations under this Section 5.4 was given.

         5.5 If, at any time during the term of this Agreement, WPC enters into an agreement having a term of one year or more with another chemical company to sell Products and provide the same or similar services at WPC's Mont Belvieu facilities as WPC provides to CCC as provided herein, WPC agrees to provide the same overall economic package to CCC.

                                   ARTICLE VI
                                   NOMINATIONS

         6.1 On the first Business Day of the Month immediately preceding each Delivery Period, CCC shall nominate in writing to WPC the Base Volumes to be purchased by CCC on each Day during such Delivery Period. If prior to or during a Delivery Month CCC needs Additional Volumes, as soon as reasonably possible prior to the Day CCC desires for the delivery of such Products to commence, CCC shall request that such Products be supplied by WPC. Such request may be verbal if immediately followed in writing by facsimile transmission.

         6.2 Daily and Monthly variations between the Base Volumes nominated by CCC to be purchased and the volumes taken by CCC shall, as appropriate, be added to or subtracted from CCC's

Inventory Account if, at the time, CCC has sufficient volumes above the Required Inventory levels in its Inventory Account. If there does not exist sufficient volumes in CCC's Inventory Account to allow for such minor Daily and Monthly variations, any such increases in the volumes of Product required by CCC shall be deemed Additional Volumes and, if available, shall be purchased from WPC at a price equal to the average of the daily high and low prices of each Product as quoted by OPIS for Mont Belvieu, Texas (Non-TET) on the Business Day such minor variations occurred, if on a Business Day, or the next succeeding Business Day thereafter if not on a Business Day.

         6.3 CCC shall advise WPC as soon as reasonably possible of any unscheduled turnarounds at CCC's Facilities and shall give WPC at least twenty four (24) hours notice prior to the startup of such Facilities following a scheduled or unscheduled turnaround.

         6.4 To minimize the costs and expenses associated with (i) variances between the volumes of Base Volumes nominated and the volumes actually taken and
(ii) obtaining the volumes of other Products requested by CCC, CCC and WPC agree to establish a scheduling committee (the "Scheduling Committee") to perform the duties as outlined below. The Scheduling Committee shall be comprised of members from both CCC and WPC. CCC and WPC each shall bear their own costs and expenses associated with the Scheduling Committee and its activities. The duties of the Scheduling Committee will include, but will not be limited to, the following:

         (a) administering and coordinating the routine business of the Scheduling Committee including forecasting, planning and scheduling of Product deliveries and movements;

         (b) determining and developing strategies with respect to Scheduling Committee activities;

         (c) developing, monitoring and communicating mutually agreed to standards of performance;

         (d) monitoring the nomination procedures and deliveries of Products;

         (e) reviewing all significant equipment, design, process and operating changes affecting the volumes of Products needed by CCC's Facilities;

         (f) conducting regularly scheduled planning, problem solving and expense review meetings;

         (g) participating in the alternative dispute resolution procedures and set forth in Article XV hereinafter;

         (h) forecasting the availability of Products, Offspec Products and/or Other Products and CCC's anticipated needs for same; and

         (i) aiding in the development of feedstock inventory plans and cost risk management programs to assist CCC in lowering its feedstock costs and assist CCC in optimizing the flexibility of CCC's Facilities.

         6.5 Solely for planning purposes in connection with the management of the brine supply at WPC's Storage Facility, CCC shall provide to WPC a six (6) Month rolling estimate of the total inventory of non-LPG feedstocks that CCC will expect to be stored in WPC's Storage Facility. For the purpose of this
Section 6.5, "non-LPG feedstocks" shall mean Ethylene, Propylene, PP Mix, Naphtha and other chemical feedstocks.

                                   ARTICLE VII
                                   DELIVERIES

         7.1 The Product to be sold and purchased hereunder shall be delivered by WPC to CCC or to CCC's designated representative for the account of CCC, at the point(s) of delivery specified herein. Except as otherwise provided herein, all Products sold and delivered hereunder shall be used solely by CCC as feedstock or fuel at CCC's Facilities.

         7.2 The point(s) of delivery for Product sold and delivered hereunder (hereinafter the "Delivery Point(s)") shall be at WPC's Storage Facility and the delivery of Product shall be deemed to occur (i) at the point at which Product passes into the pipeline connected to WPC's Storage Facility and designated by CCC, with respect to Product physically delivered to CCC, and/or (ii) on the date WPC advises CCC by product transfer order, book transfer, or letter of transfer, that Product was transferred to CCC's Inventory Account, with respect to in-storage transfers and Required Inventory purchases by CCC from WPC,

         7.3 For all deliveries of Product from WPC's Storage Facility into a pipeline designated by CCC, WPC shall operate and maintain equipment to ensure that the delivery pressure shall be sufficient to allow the Product to enter at the applicable Delivery Point at the then prevailing operating pressure and flow rates required therein, which pressure and flow rates shall vary from time to time, but will not be more than the Maximum Operating Pressure or less than the Minimum Operating Pressure as set forth in the table below, nor greater than the flow rates for each Product as set forth below:

         (a)      Pipeline(s) Delivering Products on CCC's behalf to Port
                  Arthur:

                                       11
                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,

================================================================================
                                            MAXIMUM
                     MINIMUM OPERATING     OPERATING
      PRODUCT            PRESSURE           PRESSURE     MAXIMUM FLOW RATE
================================================================================
EP Mix *                 900 psig          1220 psig         35,000 Bbls/Day
- --------------------------------------------------------------------------------

   *                Shall also apply to blends of
                    Ethane and Propane ranging from
                    an 80/20 mix to a 60/40 mix.

             (b) Pipeline(s) Delivering Products on CCC's behalf to Cedar Bayou:

================================================================================
                                            MAXIMUM
                     MINIMUM OPERATING     OPERATING
      PRODUCT            PRESSURE           PRESSURE       MAXIMUM FLOW RATE **
================================================================================
Purity Ethane            550 psig          1440 psig         90,000 Bbls/Day
- --------------------------------------------------------------------------------
EP Mix                   550 psig          1440 psig         90,000 Bbls/Day
- --------------------------------------------------------------------------------
Propane                  550 psig          1440 psig         50,000 Bbls/Day
- --------------------------------------------------------------------------------
All Grades of
Butane                   550 psig          1440 psig         50,000 Bbls/Day
- --------------------------------------------------------------------------------
Natural Gasoline         550 psig          1440 psig         50,000 Bbls/Day
- --------------------------------------------------------------------------------

   **             WPC shall not be required to deliver more
*`                 than [REDACTED] per Day of Product,
                  whether combined or as a single Product.

If CCC's Product needs increase due to expansion or otherwise such that CCC will require increased flow or delivery rates, upon mutual agreement of the Parties concerning the reimbursement or sharing of the costs and expenses (if any) associated with the increase in the flow or delivery rates, the Maximum Flow Rates as set forth above will amended. If the Parties are unable to agree on the reimbursement or sharing of such costs and expenses, the matter shall be submitted to the alternative dispute resolution procedures as set forth in
Article XV hereof.

         7.4 Title to and risk of loss associated with the Products sold and purchased hereunder shall pass from WPC to CCC upon the commencement of the delivery of such Product at the Delivery Point or when the Product is deemed to have been delivered as provided in Section 7.2

                                       12

above. CCC shall be responsible for all risk of loss, damage or liability to the extent that any such loss, liability or damage arises from acts or omissions occurring after the commencement of physical delivery of the Product at and downstream of the Delivery Point(s), except for any negligent acts of WPC, its employees, agents or subcontractors that occur downstream of the Delivery Point(s), and WPC shall be responsible for all risk of loss, damage or liability to the extent that any such loss, liability or damage arises from acts or omissions occurring prior to the commencement of physical delivery of the Product upstream of the Delivery Point(s), except for any negligent acts of CCC, its employees, agents or subcontractors that occur upstream of the Delivery Point(s). In the event delivery of the Product sold hereunder is by in-storage transfer of Product, all risk of loss, damage or liability shall pass from WPC to CCC at the point in time when such in-storage transfer shall be deemed to have occurred as provided in Section 7.2 above, except for any such losses, damages and liabilities that are caused by the negligence of WPC, its employees, agents or subcontractors.

                                  ARTICLE VIII
                                     QUALITY

         8.1 Except as otherwise provided herein, all Products sold and purchased hereunder shall meet the specifications set forth in Exhibit A, attached hereto and made a part hereof. CCC shall have the right to reject Product which fails to meet such quality specifications (hereinafter referred to as "Offspec Product").

         8.2 Should the Product delivered hereunder to CCC, or to CCC's designated representative for the account of CCC, fail at any time to conform to the specifications set forth in Exhibit A, each party shall notify the other as soon as practicable after becoming aware that the Product fails to meet such specifications, and WPC immediately shall undertake and diligently pursue such acts as may be necessary to correct such failure so as to deliver Product conforming to the specifications set forth above; but nothing contained in this
Article VIII or any other part of this Agreement shall be construed to affect CCC's right, at any time and from time to time, to reject any Product not conforming to said specifications.

         8.3 The term of this Agreement shall not be extended by the length of time of any period or periods when deliveries have been rejected, refused or suspended by CCC as provided for herein. Notwithstanding the provisions of
Section 8.2 above, if (i) after being given the opportunity to treat and/or fractionate such Offspec Product, WPC elects not to treat and/or fractionate same and CCC elects to accept such Offspec Product, or (ii) CCC unknowingly accepts Offspec Product, the parties will mutually agree upon a discounted price to be paid by CCC to WPC for such Offspec Product. In no event shall the discounted price paid by CCC be less than (y) the price for such specification Product as set forth in Article V, less $0.022 per Gallon or (z) the price for such specification Product, less the decrease in the yield value solely caused by such Offspec Product, whichever is higher.

         8.4 Notwithstanding the specifications of EP Mix set forth in Exhibit A, WPC agrees to use all reasonable efforts to (i) notify CCC when the methanol levels in the EP Mix being

                                       13

                                             CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,

delivered to CCC exceeds eighty parts per million (80 ppm) (ii) deliver to CCC EP Mix containing less than 80 ppm of methanol, but will have no liability to CCC for failing to do so after exercising such reasonable efforts.

                                   ARTICLE IX
                                    WARRANTY

         9.1 WPC warrants title to all Products sold and delivered by it to CCC, and further warrants that WPC has the right to sell such Products and that such Products meet the quality specifications as set forth herein and is free from all liens, claims or other charges. UNLESS OTHERWISE PROVIDED IN THIS AGREEMENT, THERE ARE, NO OTHER WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY TO MODELS OR SAMPLES, OR OTHERWISE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY WPC AND EXCLUDED FROM THIS AGREEMENT.

                                    ARTICLE X
                                STORAGE SERVICES

         10.1 Upon execution of this Agreement, CCC shall be deemed to have entered into a Storage Agreement with WPC, effective as of the Effective Date, pursuant to the terms and provisions set forth in Exhibit "B" attached hereto and made a part hereof, pursuant to which CCC will lease Product storage capacity at WPC's Storage Facility (the "Inventory Account").

         10.2 Each Month during the term hereof, CCC shall maintain in its Inventory Account the following volumes of inventory of each Product included in the Base Volumes applicable during the Delivery Period (the "Required Inventory") based on CCC's Delivery Period nominations:

       =================================================================
            Months                    Required Inventory
       =================================================================
*       May through October              [REDACTED]
       -----------------------------------------------------------------
*       November through April           [REDACTED]
       -----------------------------------------------------------------

If at any time during a Delivery Month, CCC fails and or refuses to maintain the Required Inventory for each Product, WPC will have the right, but not the obligation, to sell such volumes of Product(s) to CCC at a mutually agreed upon price or, if the parties are unable to agree upon a mutually acceptable price, at a price equal to the average of the daily high and low

                                       14

prices of each Product as quoted by OPIS for Mont Belvieu, Texas (Non-TET) on the Day the volumes of such Product(s) were reduced below the Required Inventory level, if such Day is a Business Day, or the next succeeding Business Day if such Day is not a Business Day.

         10.3 Upon CCC's request, WPC will either purchase from CCC volumes of Product(s) in CCC's Inventory Account at a mutually agreed upon price, or sell such Product(s) on CCC's behalf at a mutually agreed upon price or,if the parties are unable to agree upon a mutually acceptable price, at a price equal to the average of the daily high and low prices of each Product as quoted by OPIS for Mont Belvieu, Texas (Non-TET) for the two Business Days following the Day such request is received by WPC.

                                   ARTICLE XI
                                      TAXES

         11.1 WPC shall be liable for and shall pay, or cause to be paid, or reimburse CCC, if CCC has paid, all Taxes (other than environmental Taxes, which environmental Taxes include without limitation, Taxes imposed under Section 4611, 4612, 4661, 4662, 4771 and 4772 and successor sections of the Internal Revenue Code) applicable to the Product sold hereunder upstream of the Delivery Point(s). If CCC is required to remit such Tax, the amount thereof shall be deducted from any sums becoming due to WPC hereunder. CCC shall be liable for and shall pay, cause to be paid, or reimburse WPC, if WPC has paid, all environmental Taxes and all Taxes applicable to the sale and/or delivery of Product hereunder at and downstream of the Delivery Point(s) including any Taxes imposed or collected by a taxing authority with jurisdiction over CCC, provided, however, when laws, ordinances or regulations permit or impose upon WPC the obligation to collect or pay Taxes applicable to the sale and/or delivery of Product hereunder at the Delivery Point, WPC shall collect all such taxes from CCC, which shall be in addition to the applicable Price, and remit the same to the appropriate governmental authority, unless CCC furnishes a certificate of exemption. WPC and CCC shall indemnify, defend, and hold the other harmless from and against any liability with respect to the Taxes for which the other party is liable. 11.2 While this Agreement remains in effect, CCC shall pay to WPC on demand, from time to time, all amounts necessary to compensate WPC for any New Taxes incurred by WPC after the Effective Date of this Agreement applicable to the sale and/or delivery of Product at and downstream of the Delivery Point(s), and CCC shall indemnify, defend, and hold WPC free and harmless from and against any liability with respect to all such New Taxes. WPC will notify CCC of the enactment of any New Taxes as promptly as practical after it obtains knowledge thereof. WPC will furnish CCC with a statement setting forth the basis and amount of each request by WPC for compensation under this Section 11.2.

         11.3 To claim an exemption from payment of a Tax, a party shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption from any Tax, and each party agrees to cooperate with the other party in obtaining any such exemption. In addition,

                                       15

CCC acknowledges receipt of the disclosure statement from WPC (as set forth in Section 4101 of the Internal Revenue Code of 1986) or is knowledgeable of the contents thereof.

                                   ARTICLE XII
                            MEASUREMENT AND ANALYSES

         12.1 On all deliveries into or out of pipelines, quantities shall be determined by pipeline meter in accordance with the America Petroleum Institute ("API") Manual of Petroleum Measurement Standards. For ethane and EP Mix, volumes of such Products shall be determined (where practical) on a mass (pound) measurement basis in accordance with the latest edition of GPA PUBLICATIONS 8173 AND 8182. For all other Products, the volumes shall be determined on a volumetric basis. All quantities shall be corrected to standard conditions of 60o Fahrenheit and equilibrium vapor pressure in accordance with the API Manual of Petroleum Measurement Standards, Chapter 14, Section B. The quantity and quality of Products covered by this Agreement shall be measured according to the current versions of the applicable standards of API and the American Society for Testing Materials, if available. Each Party shall be entitled to have its representatives present during all loadings, unloadings, tests and measurements involving Products delivered hereunder. If the parties cannot agree on measurement or quality tests results, the measurements and quality tests required to determine the volume of receipts or shipments or the conformity of the Products delivered to the specifications set forth herein shall be made by an independent inspector selected jointly by the parties, the cost of which shall be shared equally by the parties.

                                  ARTICLE XIII
                               BILLING AND PAYMENT

         13.1 Each Month during the term hereof, WPC shall submit an invoice to CCC by facsimile transmission setting forth the quantity of each Product delivered during the immediately preceding Delivery Month, the price for such Product, the amount due hereunder for such quantities, and such other information and detail as may be mutually agreeable to the Parties. CCC shall remit by wire transfer of funds, into an account designated by WPC, any amounts due no later than ten (10) Days after CCC's receipt of WPC's invoice. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day.

         13.2 If CCC or WPC should fail to remit any amounts in full when due as required hereunder, or if any adjustments are made under this Agreement, including, without limitation, adjustments as the result of the conclusion of any audits or as a result of the resolution of a billing dispute, interest on the unpaid portion shall accrue from the date upon which such payment should have been made hereunder until paid in full at the Base Rate. All such accrued interest shall be added to the amount reflected as being owed hereunder by either CCC or WPC, as the case may be, on the next invoice or by separate invoice.

                                       16

         13.3 If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If either Party elects to withhold any payment otherwise due as a consequence of a good faith dispute, the withholding Party shall provide the other Party with written notice of its reasons for withholding payment, and shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Any such dispute shall be resolved in accordance with the alternative dispute resolution procedures of Article XV. The performance of both Parties under this Agreement shall continue pending the outcome of such procedures. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that the withholding Party is required to pay all or any portion of the disputed amounts to the other Party, the withholding Party, in addition to paying over such amounts, shall also pay interest accrued on such amounts from the original due date until paid, at the Base Rate.

         13.4 No retroactive adjustments may be made for any overcharge or undercharge after a period ending twenty-four (24) Months from the end of the Month in which the invoice or statement forming the basis of the overcharge or undercharge was delivered or not delivered, as the case may be, unless a claim for such adjustment shall have been presented prior to the end of such period. Any payment with respect to a retroactive adjustment shall include an amount equal to interest on all amounts past due from the date of the initial payment at the Base Rate, except in instances where neither Party knew or could have known that the overcharge or undercharge occurred, in which case interest shall run from the date of demand for payment. Each Party shall maintain true and complete records relating to this Agreement and shall retain all such records for a minimum period of twenty-four Months after the end of the Month in which Products are delivered.

         13.5 Either Party, upon notice in writing to the other, shall have the right at reasonable hours to audit the accounts and records relating to the accounting or billing under the provisions of any article hereof; provided, however, that the auditing Party must take written exception to and make claim upon the other Party for all discrepancies disclosed by said audit within twenty-four (24) Months of the rendition of any statement or invoice forming the basis of such claim. Such audit shall be conducted by the auditing Party's representative or auditor at the auditing Party's expense.

         13.7 ALL DISPUTES ARISING UNDER THIS ARTICLE XIII THAT ARE NOT OTHERWISE RESOLVED AS PROVIDED HEREIN SHALL BE SUBMITTED TO THE ALTERNATIVE DISPUTE RESOLUTION PROCEDURES AS SET FORTH IN ARTICLE XV HEREOF. TO THE EXTENT THAT ANY SUCH UNRESOLVED DISPUTE HAS NOT BEEN SUBMITTED TO SUCH ALTERNATIVE DISPUTE RESOLUTION PROCEDURES WITHIN TWENTY-FIVE (25) MONTHS AFTER THE EVENT CAUSING THE DISPUTE IS DISCOVERED OR REASONABLY SHOULD HAVE BEEN DISCOVERED, THE PARTY ASSERTING THE CLAIM IN DISPUTE SHALL BE DEEMED TO HAVE WAIVED ANY SUCH CLAIM AND ALL RIGHTS HEREUNDER WITH RESPECT THERETO.

                                       17

         13.8 All payments will be made without setoff or counterclaim; provided, however, that upon a Party's (the "defaulting Party") failure to make payment of undisputed amounts on the due date, the other Party (the "non-defaulting Party") may, at its option and in its sole discretion, setoff against any amounts owed to the defaulting Party, any amounts owed by the defaulting Party under this Agreement or otherwise. The obligations of the non-defaulting Party and the defaulting Party under this Agreement in respect of such amounts shall be deemed satisfied and discharged to the extent of any such setoff. The non-defaulting Party will give the defaulting Party notice of any setoff made under this Section 13.8 as soon as practicable after the setoff is made, provided that failure to give such notice shall in no way affect the validity of the setoff.

                                   ARTICLE XIV
                                  FORCE MAJEURE

         14.1 In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. This Agreement shall not be terminated by reason of any such cause, but shall remain in full force and effect, and this Agreement shall not be extended regardless of such curtailment or cessation. If an event of Force Majeure results in substantial interference with a Party's performance hereunder and such condition continues for six (6) consecutive Months or longer, the other Party shall have the right to terminate this Agreement upon sixty (60) Days written notice to the other.

         14.2 The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any Parties' judgment require the precautionary shutdown of either Party's facilities or any operating units thereof, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage or accident to equipment, machinery or lines of pipe, freezing of machinery, equipment or lines of pipe, electric power shortages, inability of any Party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), shutdowns due to explosion or other extraordinary incident, or any other causes, whether of the kind herein enumerated or otherwise, which were not reasonably foreseeable on the Effective Date, and which are not within the control of the Party claiming suspension and which such Party is unable to overcome by the exercise of due diligence. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing parties

                                       18

when such course is inadvisable in the discretion of the Party having difficulty. The term "Force Majeure" shall also include any event of Force Majeure occurring with respect to the facilities or services of either CCC's or WPC's third Party suppliers or customers delivering or receiving any product, fuel, feedstock, or other substance necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or service by such third Party suppliers or customers as a result of an event of Force Majeure. It is expressly agreed by the Parties that neither (i) CCC's inability economically to use Feedstock purchased under this Agreement nor (ii) WPC's ability to sell Feedstock to a market at a more advantageous price shall constitute an event of Force Majeure.

                                   ARTICLE XV
                    ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

         15.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or performance hereof, including, but not limited to, any disputes concerning the interpretation of the terms and provisions hereof, shall be resolved through the use of the following procedures or any other procedures mutually agreed to in writing by the Parties:

         (a) The parties will initially attempt in good faith to resolve any disputes, controversy or claim arising out of or relating to this Agreement.

         (b) Should the Parties directly involved in any dispute, controversy or claim be unable to resolve same within a reasonable period of time, such dispute, controversy or claim shall be submitted to the Scheduling Committee with such explanation or documentation as the Parties deem appropriate to aid the Scheduling Committee in their consideration of the issues presented. The date the matter is first submitted to the Scheduling Committee shall be referred to as the "Submission Date." The Scheduling Committee representatives shall attempt in good faith, through the process of discussion and negotiation, to resolve any dispute, controversy, or claim presented to it within forty-five (45) days after the Submission Date.

         (c) If the Scheduling Committee representatives cannot so resolve any dispute, controversy, or claim submitted to it within forty-five (45) days after the Submission Date, the Parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within sixty
                  (60) days after the Submission Date using any mediator upon which they mutually agree. If the Parties are unable to mutually agree upon a mediator within seventy-five (75) days after the Submission Date, the case shall be referred for mediation to the office of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Houston, Texas. The cost of the mediator will be split equally between the Parties unless they agree otherwise in writing.

                                       19

         (d) If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the initiation of such procedure, or if either Party will not participate in such mediation, either Party may request that the matter be resolved through arbitration by submitting a written notice (the "Arbitration Notice") to the other. Any arbitration that is conducted hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 ET SEQ., and will not be governed by the arbitration acts, statutes or rules of any other jurisdiction.

         (e) The Arbitration Notice shall name the noticing Party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other Party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen
                  (15) Days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the third arbitrator. All arbitrators shall be qualified by education or experience within the natural gas, liquefied petroleum gas, natural gas liquids or chemical industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer or employee of either Party, or its affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party, or its affiliates, within the preceding three years; or an owner of any of the common stock of either Party or its Affiliates.

         (f) The three arbitrators shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator. The arbitration proceedings shall be held in Houston, Texas at a mutually acceptable site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. After the presentation of the evidence has concluded, each Party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. A majority of the arbitrators shall approve the final offer of one Party without modification, and reject the offer of the other Party. The arbitration panel shall not have the authority to award punitive, exemplary or consequential damages. The arbitrators' decision must be rendered within thirty (30) Days following the conclusion of the hearing or submission of evidence, but no later than 90 Days after appointment of the third arbitrator.

                                       20

         (g) The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the parties, and each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such disputes, controversies or claims and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding upon each Party. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover reasonable attorneys' fees and court costs in any court proceeding relating to the enforcement or collection of any award or judgment rendered by the arbitration panel under this agreement.

         (h) All deadlines specified herein may be extended by mutual agreement of the Parties. The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation, including without limitation, contractual limitation periods provided for in this Agreement, shall be tolled while the procedures specified in this Section are pending. The parties will take all actions, if any, necessary to effectuate the tolling of any applicable statutes of limitation.

                                   ARTICLE XVI
                              LIMITATION OF DAMAGES

         16.1 FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES IN TORT, CONTRACT, UNDER

                                       21

ANY INDEMNITY PROVISION OR OTHERWISE. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1 This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, rules, or regulations in any forum having jurisdiction in the premises. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement,
(i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

         17.2 THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         17.3 This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both Parties that expressly amends this Agreement. No waiver by CCC or WPC of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether

                                       22

or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such wavier.

         17.4 The terms, covenants and conditions of this Agreement shall inure to and be binding upon the parties hereto and their successors and permitted assigns; provided, however, that neither Party may assign, mortgage, pledge, encumber or grant a security interest in or a lien on its interest in this Agreement and/or its rights hereunder in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and provided further, that either Party may assign its rights hereunder to any Affiliate without the approval of the other Party, but any such assignment shall in no way relieve or release such assigning Party from any obligations hereunder, whether accrued or unaccrued, unless agreed to in writing by the non-assigning Party.

         17.5 With the other documents required hereunder, WPC shall provide to CCC a Material Safety Data Sheet ("MSDS") for each Product delivered hereunder, and CCC may rely on the information set forth in WPC's MSDS form relating to such Products. The foregoing shall not apply to any Other Feedstocks or Offspec Products that CCC requests be handled by WPC. CCC and WPC acknowledge that there may be hazards associated with the loading, unloading, transporting, handling or use of the Product sold hereunder, which may require that warning be communicated to or other precautionary action taken with all persons handling, coming into contact with, or in any way concerned with the Product sold hereunder. CCC assumes as to its employees, independent contractors, and subsequent purchasers of the Product sold hereunder all responsibility for all such necessary warnings or other precautionary measures relating to hazards to person and property associated with the Product sold hereunder and, furthermore, CCC shall defend at its own expense, indemnify fully and hold harmless WPC and its parents, subsidiaries and affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns from and against any and all liabilities; losses; damages; demands; claims; penalties; fines; actions; suits; legal, administrative or arbitration or alternative dispute resolution proceedings; judgments, orders, directives, injunctions, decrees or awards of any jurisdiction; costs and expenses (including, but not limited to, attorneys' fees and related costs) arising out of or in any manner related to CCC's failure to provide necessary warnings or other precautionary measures in connection with the Product sold hereunder as provided above.

         17.6 Except as otherwise provided herein, each Party reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

         17.7     (a)      Each Party agrees that it will maintain this
                           Agreement, all terms and conditions of this Agreement, and all other Confidential Information (as hereinafter defined) in strictest confidence, and that it will not cause or permit disclosure of Confidential Information to any third Person without the express written consent of the other Party hereto. Disclosures

                                       23

                           of Confidential Information otherwise prohibited by this Section 17.7 may be made by either Party: (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent a Party is contractually or legally bound to disclose information to a third Person (such as a shareholder or commercial lender); (iii) only to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by the order of a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents); (iv) to the extent required by the applicable regulations of a securities or commodities exchange; or (v) to an Affiliate (but only if such Affiliate agrees to be bound by the provisions of this Section). "Confidential Information" shall mean any information, proprietary to either Party and maintained by it in confidence or as a trade secret, including, without limitation, business plans and strategies, proprietary software, financial statements, customer or client lists, personnel records, analysis of general energy market conditions, sales, transportation, and service contracts and the commercial terms thereof, relationships with current and potential business partners, supplies customers, service providers and financial sources, data base contents and valuable information of a like nature relating to the business of such Party. It is understood and agreed that Confidential Information shall not include information of a Party that (w) becomes generally available to the public at the time of disclosure to the other Party, or (x) after the time of disclosure to the other Party, was generally made available to the public without breach of this Agreement, or (y) the Person receiving the information can show was rightfully in its possession at the time of disclosure, or (z) was rightfully acquired by the recipient from third Persons who did not themselves obtain such information under a confidentiality or other similar agreement with the Party whose information was disclosed.

                  (b) If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of Confidential Information authorized by this Section 17.7, it shall so notify the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any Confidential Information so disclosed.

                  (c) The Parties hereto acknowledge that independent legal counsel, certified public accountants, or other consultants or independent contractors of a Party (collectively, "Outside Consultants") may, from time to time, be

                                       24

                           provided with a copy of this Agreement if, in the judgment of the disclosing Party, the information contained in this Agreement is necessary to the performance of such Outside Consultants' duties. Accordingly, the Parties agree that such disclosure does not require consent by the other Party, provided that any such Outside Consultants agree to be bound by the provisions of this Section 17.7.

                  (d) Each Party will be deemed solely responsible and liable for the actions of its employees, Outside Consultants, officers, and agents for maintaining the confidentiality commitments of this Section 17.7, but will be required in that regard only to exercise such care in maintaining the confidentiality of the Confidential Information as such Party normally exercises in preserving the confidentiality of its other commercially sensitive information.

         17.8 Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

         17.9 In construing this Agreement, the following principles shall be followed:

                  (a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

                  (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                  (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

                  (d) the plural shall be deemed to include the singular and vice versa, as applicable.

         17.10 Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand, or if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail or certified mail, with all postage fully prepaid, or if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the parties at the following addresses:

                                       25

           If to WPC:       WARREN PETROLEUM COMPANY,
                            LIMITED PARTNERSHIP
                            13430 Northwest Freeway, Suite 1200
                            Houston, Texas  77040-6095
                            Attention:  Vice President and General Manager -
                            NGL Marketing
                            Phone: (713) 507-6408
                            Telecopy: (713) 507-3715

                 with a copy to:

                            Vice President & General Counsel
                            WARREN PETROLEUM COMPANY,
                            LIMITED PARTNERSHIP
                            13430 Northwest Freeway
                            Suite 1200
                            Houston, Texas 77040-6095
                            Phone: (713) 507-3725
                            Telecopy: (713) 507-6834


           If to CCC:       CHEVRON CHEMICAL COMPANY
                            P. O. Box 3766
                            Houston, TX  77253
                            1301 McKinney Street
                            Houston, TX  77010
                            Attention: Vice President & General Manager -
                            U.S. Chemical Division
                            Telecopy: (713) 754-3077

            with a copy to:

                            CHEVRON CHEMICAL COMPANY
                            P. O. Box 3725
                            Houston, TX  77253
                            1301 McKinney Street
                            Houston, TX  77010
                            Attention: Associate General Counsel
                            Phone: (713) 754-3319
                            Telecopy: (713) 754-3377

or at such other address as either party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the Business Day following the Day on which it was transmitted and confirmed by transmission report or such

                                       26

earlier time as confirmed orally or in writing by the receiving party. Notice by
U. S. Mail, whether by U. S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving party. Any party may change its address or facsimile number by giving notice of such change in accordance with herewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the Day and year first above written.

                                   WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP

                                   BY:      WARREN PETROLEUM G. P., INC.,
                                            ITS GENERAL PARTNER


                                   By:   _______________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________


                                   CHEVRON CHEMICAL COMPANY



                                   By:   _______________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________

                                       27

                                    EXHIBIT A

          ATTACHED TO AND MADE A PART OF THAT CERTAIN CCC PRODUCT SALE
            AND PURCHASE AGREEMENT BETWEEN WARREN PETROLEUM COMPANY,
                LIMITED PARTNERSHIP AND CHEVRON CHEMICAL COMPANY


                                 ETHANE-PROPANE
                                  80-20 MIXTURE
                                  SPECIFICATION
                                                                           S-200

Product characteristics with test methods are herein specified for ethane-propane 80-20 mixtures received or delivered by WPC.

                                                                                         TEST METHODS
PRODUCT CHARACTERISTICS                         MINIMUM           MAXIMUM               LATEST REVISION
1.       COMPOSITION                                                                    ASTM E-260
         -----------
         Percent by Liquid Volume
         Methane (Percent of Ethane)                              2.0%                  GPA 2177
         Ethylene (Percent of Ethane)                             1.0%
         Methane, Ethane & Ethylene             78.0%             82.0%
         Propane, Propylene & Butanes           18.0%             22.0%                 ASTM D-2597
         Propylene                                                1.0%
         Butanes                                                  0.8%

2.       CORROSION
         Copper Strip @ 100 F                                     1-b                   ASTM D-1838
         (Invalid if additive or
         inhibitor is used.)
         Corrosion Additive or
         Inhibitor, PPMW                                          1                     Applicable Industry
                                                                                        Practices

3.       TOTAL SULFUR
         PPM by Weight in Liquid                                  120                   ASTM D-3246

4.       DRYNESS                                                  No Free Water         Visual

5.       CARBON DIOXIDE
         PPM by Weight in Liquid                                  1,000                 GPA 2177

                                       28

PRODUCT ACCOUNTING
For accounting purposes, methane and ethylene shall be considered ethane, propylene and butanes shall be considered propane within the above listed specification limits.

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.
                                HD-5 PROPANE FUEL
                                  SPECIFICATION
                                                                           S-300

Product characteristics with test methods are herein specified for HD-5 propane fuel received or delivered by WPC. This product meets the requirement of the GPA HD-5 propane specification.

                                                                                          TEST METHODS
PRODUCT CHARACTERISTICS                         MINIMUM           MAXIMUM               LATEST REVISION
1.       COMPOSITION                                                                    ASTM E-260
         -----------
         Percent by Liquid Volume                                 As limited by other
         Ethane                                                   components &          GPA 2177
                                                                  vapor pressure.

         Propane                                90.0%             100.0%
         Propylene                                                5.0%                  ASTM D-2597
         Butanes & Heavier                                        2.5%

2.       VAPOR PRESSURE
         Psig @ 100 F                                             208                   ASTM D-1267 (Note 1)

3.       CORROSION
         Copper Strip @ 100 F                                     1-b                   ASTM D-1838
         (Invalid if additive or
         inhibitor is used.)
         Corrosion Additive or
         Inhibitor, PPMW                                          1                     Applicable Industry
                                                                                        Practices

4.       TOTAL SULFUR
         PPM by Weight in Liquid                                  120                   ASTM D-3246

5.       HYDROGEN SULFIDE

                                       29

         PPM by Weight in Liquid                                  1                     Field - Length of
         (Lab test required if field                                                    Stain Tube
         test is positive.)                                                             Lab-Gas Chromatography
                                                                                        with Flame Photometric
                                                                                        Detector

                                       30

       CARBONYL SULFIDE
         PPM by Weight in Liquid                                  2                     Field-Length of
         (Field test invalid if                                                         Stain Tube
         C4+ exceeds 1.0 IV%)                                                           Lab-UOP 212
         (Lab test required if field                                                           UOP 791
         test is positive.)                                                             Lab-Gas Chromatography
                                                                                        with Flame Photometric
                                                                                        Detector

7.       NON-VOLATILE RESIDUE
         a)  Milliliters @ 100 F                                  0.05                  ASTM D-2158 (Note 1)
         b)  Oil Stain                                            Pass

THE FOLLOWING TESTS ARE OPTIONAL, DEPENDING UPON THE PRODUCT SOURCE:

8.       DRYNESS
         Freeze Valve, Seconds                  60                60                             ASTM D-2713

9.       VOLATILE RESIDUE
         95% Evaporated-Temperature,  F                           -37                   ASTM D-1837

10.      AMMONIA
         PPM by Weight in Liquid                                  1                     Field-Length of
                                                                                        Stain Tube
                                                                                        Lab-UOP 430

11.      FLUORIDES
         PPM by Weight in Liquid as                               5                     Field-Length of
         Monatomic Flourine                                                             Stain Tube
                                                                                        Lab-UOP-619-83 or OI
                                                                                        Analytical or Equal

12.      OTHER DELETERIOUS SUBSTANCES PPM BY WEIGHT IN LIQUID
         (Includes, but is not limited to,                        1                     Gas chromatography
         Isoprene, Butadiene,                                                           with flame ionization
         Vinyl Chloride, glycol,                                                        or electron capture
         amine, caustic)                                                                detection or other
                                                                                        industry accepted methods

                                       31

NOTE: (1) The test methods for items 2 and 7 are not necessary if a compositional analysis is available which indicates compliance with these requirements.

                                       32

                                  NORMAL BUTANE
                                  SPECIFICATION
                                                                           S-400

Product characteristics with test methods are herein specified for normal butane received or delivered by WPC.

                                                                                          TEST METHODS
PRODUCT CHARACTERISTICS                         MINIMUM           MAXIMUM               LATEST REVISION
1.       COMPOSITION                                                                    ASTM E-260
         Percent by Liquid Volume

         Isobutanes and Lighter                                   5.0%                  ASTM D-2597
         Butylene (Percent of N. Butane)                          1.0%
         N. Butane & Butylene                   95.0%             100%                  GPA 2165
         Pentanes & Heavier                                       2.0%

2.       VAPOR PRESSURE
         Psig @ 100 F                                             50                    ASTM D-1267 (Note 1)

3.       CORROSION
         Copper Strip @ 100 F                                     1-b                   ASTM D-1838
         (Invalid if additive or
         inhibitor is used.)
         Corrosion Additive or
         Inhibitor, PPMW                                          1                     Applicable Industry
                                                                                        Practices

4.       TOTAL SULFUR
         PPM by Weight in Liquid                                  140                   ASTM D-3246

5.       VOLATILE RESIDUE
         95% Evaporated-Temperature,  F                           +36                   ASTM D-1837 (Note 1)

6.       DRYNESS                                                  No Free Water         Visual

NOTE:    (1) The test methods for items 2 and 5 are not necessary if a compositional analysis indicates compliance with these requirements.

                                       33

                                NATURAL GASOLINE
                                  SPECIFICATION
                                                                           S-600

Product characteristics with test methods are herein specified for natural gasoline received or delivered by WPC.

                                                                                         TEST METHODS
PRODUCT CHARACTERISTICS                         MINIMUM           MAXIMUM               LATEST REVISION
1.       COMPOSITION                                                                    ASTM E-260
         Percent by Liquid Volume
         Butanes & Lighter                                        3.0%                  GPA 2165
         Butanes & Lighter                      97%               100%

2.       VAPOR PRESSURE
         Psig @ 100 F, Reid                                       14                    ASTM D-323 (Note 1)

3.       CORROSION
         Copper Strip @ 104 F                                     1-b                   ASTM D-130
         (Invalid if additive or
         inhibitor is used.)
         Corrosion Additive or
         Inhibitor, PPMW                                          1                     Applicable Industry
                                                                                        Practices

4.       DOCTOR TEST                                              Negative              GPA 1138
         -----------

5.       DRYNESS                                                  No Free Water         Visual (Note 1)
         -------

6.       COLOR                                                    No Color              Field White Cup Method
         -----
         Saybolt No.                            Plus 25                                 Lab-ASTM D-156

7.       DISTILLATION
         End Point,  F                                            375                   ASTM D-216

NOTE:    (1)      The test methods for items 2 and 7 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                                       34

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,

                                    EXHIBIT B

          ATTACHED TO AND MADE A PART OF THAT CERTAIN CCC PRODUCT SALE
            AND PURCHASE AGREEMENT BETWEEN WARREN PETROLEUM COMPANY,
                LIMITED PARTNERSHIP AND CHEVRON CHEMICAL COMPANY

                            PRODUCT STORAGE AGREEMENT

This Storage Agreement shall constitute our mutual agreement to lease certain Product storage space facilities owned or controlled by WPC.

1.                  LESSEE:             Chevron Chemical Company

2.                  TERM:               Coterminous with the term of the Master
                                        Product Sale and Purchase Agreement to
                                        which this Storage Agreement is
                                        attached.

3.                  PRODUCTS:           80/20 E/P Mix, Propane, Normal Butane,
                                        Natural Gasoline and other Products as
                                        mutually agreed to by the Parties.

* 4.                LEASE VOLUME:       [REDACTED] barrels per Year. For the
                                        first Year during the term hereof, the
*                                       volume leased shall be [REDACTED]
                                        Barrels. Annually, during the term
                                        hereof, CCC shall have the right to
                                        change the volumes leased hereunder
                                        within the limits set forth above, upon
                                        thirty (30) Days advanced written notice to WPC prior to each anniversary of the Effective Date. CCC shall be allowed one free turn for the volumes leased each Year during the term hereof.

* 5.                LEASE RATE:         [REDACTED] per Barrel per Year for
*                                       volumes up to and including [REDACTED]
*                                       Barrels, [REDACTED] per Barrel per Year
*                                       for volumes exceeding [REDACTED] Barrels
*                                       up to and including [REDACTED] Barrels,
*                                       and [REDACTED] per Barrel per Year for
*                                       volumes exceeding [REDACTED] Barrels up
*                                       to and including [REDACTED] Barrels.
                                        Additional storage space may be leased
                                        during a Year for three Months at a time at a Lease Rate of fifteen cents ($0.15) per Barrel per three Month period.

                                       35
                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION,

* 7.                EXCESS STORAGE:     [REDACTED] per barrel based on month end
                                        inventory in excess of leased volume. To the extent practicable, WPC and CCC shall agree on excess storage amount prior to storing.

* 8.                RETURN PERCENTAGE:  [REDACTED] on all volumes of Product
                                        redelivered, excluding EP Mix. For EP
                                        Mix, the return percentage will be
*                                       [REDACTED] on all volumes redelivered up
*                                       to [REDACTED] Barrels per Day and
*                                       [REDACTED] on all volumes redelivered in
*                                       excess of [REDACTED] Barrels per Day.

9.                  PAYMENT TERMS:      Ten (10) days after receipt of invoice.

10.                 RE-OPENER:          This Storage Agreement shall be subject
                                        to the provisions of Sections 5.3 and
                                        5.4 of the Agreement to which this
                                        Exhibit is attached.